Exhibit 19.1

  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report

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

  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               6

  I. ORIGINAL DEAL PARAMETERS
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,997,826,418.40              260,824
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $279,000,000.00         5.024%                     July 15, 2001
   Class A-2 Notes                                                  459,000,000.00         4.901%                 December 15, 2001
   Class A-3 Notes                                                1,400,000,000.00         5.030%                   August 15, 2003
   Class A-4 Notes                                                1,100,000,000.00         5.120%                  October 15, 2004
   Class A-5 Notes                                                  455,561,000.00         5.360%                     June 15, 2005
   Class B Notes                                                    136,810,000.00         5.710%                September 15, 2005
   Class C Certificates                                              78,145,000.00         6.200%                  October 15, 2005
   Class D Certificates                                              78,145,000.00         7.000%                     July 15, 2006
                                                                     -------------
      Total                                                      $3,986,661,000.00

  II. COLLECTIONS

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $21,304,884.44                $1,344.58          $21,306,229.02
  Repurchased Loan Proceeds Related to Interest                          30,059.44                     0.00               30,059.44
                                                                         ---------                     ----               ---------
      Total                                                         $21,334,943.88                $1,344.58          $21,336,288.46

  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   4,028,970.69                     0.00            4,028,970.69
                                                                      ------------                     ----            ------------
      Total                                                          $4,028,970.69                    $0.00           $4,028,970.69

  Principal:
  Principal Collections                                             $71,362,075.48                $5,233.45          $71,367,308.93
  Prepayments in Full                                                48,622,797.91                     0.00           48,622,797.91
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,225,971.85                     0.00            2,225,971.85
  Payahead Draws                                                              0.00                   260.92                  260.92
                                                                              ----                   ------                  ------
      Total                                                        $122,210,845.24                $5,494.37         $122,216,339.61

  Liquidation Proceeds                                                                                                $1,563,402.64
  Recoveries from Prior Month Charge-Offs                                                                                 10,115.74
                                                                                                                          ---------
      Total Principal Collections                                                                                   $123,789,857.99

  Principal Losses for Collection Period                                                                              $3,171,397.13
  Total Regular Principal Reduction                                                                                 $125,387,736.74

  Total Collections                                                                                                 $149,155,117.14

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  Total Collections                                                                                                 $149,155,117.14
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                            $0.00
                                                                                                                              -----
      Total                                                                                                         $149,155,117.14

  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               6

  IV. DISTRIBUTIONS
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,832,763.00        $2,832,763.00                $0.00
   Amount per $1,000 of Original Balance               0.71                 0.71                 0.00

Net Swap Payment                                 963,666.67

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 Notes                       418,042.11           418,042.11                0.00                 0.00                0.00
   Class A3 Notes                     4,735,500.00         4,735,500.00                0.00                 0.00                0.00
   Class A4 Notes                     4,693,333.33         4,693,333.33                0.00                 0.00                0.00
   Class A5 Notes                     2,034,839.13         2,034,839.13                0.00                 0.00                0.00
   Class B Notes                        650,987.58           650,987.58                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                         $12,532,702.15       $12,532,702.15               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $403,749.17          $403,749.17               $0.00                $0.00               $0.00
   Class D Certificates                 455,845.83           455,845.83                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $859,595.00          $859,595.00               $0.00                $0.00               $0.00

  Total Note and Cert. Interest:    $13,392,297.15       $13,392,297.15               $0.00                $0.00               $0.00

  Total Available for Principal Distribution$131,966,390.32

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Regular Principal Distribution Amount    149,259,209.68
                                            --------------
      Principal Distribution Amount        $149,259,209.68

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                         93,051,610.39
   Class A3 Notes                                         38,914,779.93
   Class A4 Notes                                                  0.00
   Class A5 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $131,966,390.32

  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:            $131,966,390.32

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $149,155,117.14
  Total Distribution (incl. Servicing Fee) $149,155,117.14


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  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               6

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                               202.73                    0.91                   203.64
  Class A3 Notes                                                27.80                    3.38                    31.18
  Class A4 Notes                                                 0.00                    4.27                     4.27
  Class A5 Notes                                                 0.00                    4.47                     4.47
  Class B Notes                                                  0.00                    4.76                     4.76
                                                                 ----                    ----                     ----
      Total Notes                                              $34.45                   $3.27                   $37.72

  Class C Certificates                                          $0.00                   $5.17                    $5.17
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.50                    $5.50

  Total Notes and Certificates:                                $33.10                   $3.36                   $36.46

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $3,185,422,610.39       0.8316225                $3,053,456,220.07       0.7971698
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 Notes                               93,051,610.39       0.2027268                             0.00       0.0000000
  Class A3 Notes                            1,400,000,000.00       1.0000000                 1,361,085,220.07       0.9722037
  Class A4 Notes                            1,100,000,000.00       1.0000000                 1,100,000,000.00       1.0000000
  Class A5 Notes                              455,561,000.00       1.0000000                   455,561,000.00       1.0000000
  Class B Notes                               136,810,000.00       1.0000000                   136,810,000.00       1.0000000
  Class C Certificates                         78,145,000.00       1.0000000                    78,145,000.00       1.0000000
  Class D Certificates                         78,145,000.00       1.0000000                    78,145,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $3,341,712,610.39       0.8382234                $3,209,746,220.07       0.8051214


  Portfolio Information
  Weighted Average Coupon (WAC)                         8.91%                                           8.92%
  Weighted Average Remaining Maturity (WAM)             44.53                                           43.63
  Remaining Number of Receivables                     241,569                                         236,987
  Portfolio Receivable Balance              $3,399,315,597.87                               $3,273,928,192.12

  VII. OVERCOLLATERALIZATION INFORMATION
  Specified Overcollateralization Amount                                                                     $12,750,149.83
  Specified Credit Enhancement Amount                                                                        $32,739,281.92
  Yield Supplement Overcollateralization Amount                                                              $68,724,641.58
  Target Level of Overcollateralization                                                                      $81,474,791.41

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  Beginning Reserve Account Balance                                                                          $19,989,132.09
  Specified Reserve Account Balance                                                                           19,989,132.09
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             19,989,132.09
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $19,989,132.09
  Change in Reserve Account Balance                                                                                   $0.00


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


  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               6

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

  Liquidation Proceeds                                                                                                $1,563,402.64
  Recoveries from Prior Month Charge-Offs                                                                                $10,115.74
  Total Losses for Collection Period                                                                                  $3,413,494.02
  Charge-off Rate for Collection Period (annualized)                                                                          0.65%
  Cumulative Net Losses for all Periods                                                                               $4,387,674.53


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,355                $32,552,991.24
  61-90 Days Delinquent                                                                           468                 $6,740,200.59
  91-120 Days Delinquent                                                                          123                 $2,031,732.96
  Over 120 Days Delinquent                                                                         82                 $1,268,471.97

  Repossesion Inventory                                                                           316                 $4,722,490.38


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.2584%
  Preceding Collection Period                                                                                               0.4076%
  Current Collection Period                                                                                                 0.6617%
  Three Month Average                                                                                                       0.4426%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1574%
  Preceding Collection Period                                                                                               0.2240%
  Current Collection Period                                                                                                 0.2840%
  Three Month Average                                                                                                       0.2218%



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  Ford Credit Auto Owner Trust 2001-B
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               6

  Worksheet Information

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $9,810,750.95                       $470.04
  New Advances                                                                           3,982,421.38                          0.00
  Servicer Advance Recoveries                                                            3,937,701.35                        470.04
                                                                                         ------------                        ------
  Ending Servicer Advances                                                              $9,855,470.98                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $46,549.31                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $2,293.39
  Additional Payaheads                                                                                                         7.13
  Payahead Draws                                                                                                             341.15
                                                                                                                             ------
  Ending Payahead Account Balance                                                                                         $1,959.37




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